As filed with the Securities and Exchange Commission on October 30, 2026

Registration No. 333-299630

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EXPION ENERGY, Inc.

(Exact name of registrant as specified in its charter)

Nevada	81-2701049
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2025 SW Deerhound Avenue

Redmond, Oregon 97756

(541) 797-6714

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Kevin Sellers

Chief Executive Officer and President

2025 SW Deerhound Avenue

Redmond, Oregon 97756

(541) 797-6714

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Ryan C. Wilkins, Esq.

Amanda McFall, Esq.

Stradling Yocca Carlson & Rauth LLP

660 Newport Center Drive, Suite 1600

Newport Beach, California 92660

(949) 725-4000

From time to time or at one time as determined by the Registrant after the effective date of this registration statement.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

We are filing this pre-effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-3 (File No. 333-299630) (the “Registration Statement”) as an exhibit-only filing to file a consent of independent registered public accounting firm as Exhibit 23.2 and amend and restate the exhibit index set forth in Item 16 of Part II of the Registration Statement.

Accordingly, this Amendment consists only of the facing page, this explanatory note, the signature page to the Registration Statement, and the exhibit index, and does not modify any provision of the prospectus that forms a part of the Registration Statement. The prospectus and the balance of Part II of the Registration Statement previously filed are unchanged and have been omitted.

Item 16. Exhibits and Financial Statement Schedules

The following exhibits are filed herewith, or were previously filed and are hereby incorporated by reference.

Incorporated by Reference
Exhibit No.	Exhibit Description	Form	Date	Exhibit No.	Filed Herewith
1.1	Form of Underwriting Agreement*
1.2	At-the-Market Issuance Sales Agreement, dated October 23, 2026, by and between the Company and H.C. Wainwright & Co., LLC**
3.1	Articles of Incorporation of the Company, effective November 4, 2021	S-1	03/31/2022	3.1
3.2	Certificate of Amendment of Articles of Incorporation, effective October 8, 2024	8-K	10/07//2024	3.1
3.3	Certificate of Change, effective July 21, 2026	8-K	07/16/2026	3.1
3.4	Certificate of Amendment of Articles of Incorporation, effective as of August 20, 2026	8-K	08/24/2026	3.2
3.5	Amended and Restated Bylaws of the Company, dated August 21, 2024	8-K	08/27/2024	3.1
3.6	Certificate of Amendment of Amended and Restated Bylaws, dated August 20, 2026	8-K	08/24/2026	3.3
4.1	Form of Common Stock Certificate	S-1	03/31/2022	4.1
4.2	Form of Indenture**
4.3	Form of Note*
4.4	Form of Warrant*
4.5	Form of Preferred Stock Certificate*
4.6	Form of Representative’s Warrant Agreement	S-1	03/31/2022	4.4
4.7	Form of Senior Secured Promissory Note issued to bridge loan investors	S-1	03/31/2022	4.5
4.8	Description of Capital Stock	10-K	03/16/2026	4.4
4.9	March 2022 Form of Common Stock Warrant	S-1	03/31/2022	10.1
4.10	March 2023 Form of Warrant with an Exercise Price of $2.90	10-K	03/30/2023	10.15
4.11	March 2023 Form of Warrant with an Exercise Price of $3.32	10-K	03/30/2023	10.16
4.12	December 2023 Form of Convertible Note	8-K	12/29/2023	4.1
4.13	August 2024 Form of Pre-Funded Warrant	8-K	08/09/2024	4.1
4.14	August 2024 Form of Series A Warrant	8-K	08/09/2024	4.2
4.15	August 2024 Form of Series B Warrant	8-K	08/09/2024	4.3
4.16	October 2025 Form of Pre-Funded Warrant	8-K	10/17/2025	4.1
4.17	January 2025 Form of Pre-Funded Warrant	8-K	01/03/2025	4.1
4.18	January 2025 Form of Common Warrant	8-K	01/03/2025	4.2
4.19	Form of Amended and Restated 8% Convertible Debenture Due August 21, 2029	8-K	10/23/2026	4.1
4.20	Form of Amended and Restated Common Stock Purchase Warrant	8-K	10/23/2026	4.2
5.1	Opinion of Stradling Yocca Carlson & Rauth LLP**
5.2	Opinion of Stradling Yocca Carlson & Rauth LLP**
23.1	Consent of Stradling Yocca Carlson & Rauth LLP** (included in Exhibit 5.1)
23.2	Consent of M&K CPAS PLLC, independent registered public accounting firm				X
24.1	Power of Attorney (included on the signature page to the Registration Statement, as initially filed)**
25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act†
107	Filing Fee Table**

* To be filed by amendment or incorporated by reference in connection with the offering of the securities.
** Previously filed.
† To be filed pursuant to Section 305(b)(2) of the U.S. Trust Indenture Act of 1939, as applicable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Oregon, on October 30, 2026.

EXPION ENERGY, INC.

By:	/s/ Kevin Sellers
Kevin Sellers
Chief Executive Officer and President
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Kevin Sellers	Chief Executive Officer, President and Director	October 30, 2026
Kevin Sellers	(Principal Executive Officer)

/s/ Robert Winspear	Chief Financial Officer, Secretary and Treasurer	October 30, 2026
Robert Winspear	(Principal Financial Officer and Principal Accounting Officer)

*	Director and Chairman of the Board of Directors	October 30, 2026
Scott Burell

*	Director	October 30, 2026
Marc W. Jarvis

*	Director	October 30, 2026
George Lefevre

*	Director	October 30, 2026
Steven M. Shum

* By:  /s/ Kevin Sellers

Kevin Sellers, Attorney-in-Fact